Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

TRANSCEND SERVICES, INC.

Article I

OFFICES

SECTION 1. Principal Office. The principal office of the Corporation shall be located at Atlanta, Georgia and the registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is The Corporation Trust Company.

SECTION 2. Other Offices. The Corporation may have offices at such other places, either within or without the State of Georgia as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

Article II

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of Georgia, as shall be designated in the notice of the meeting or agreed upon by a majority of the stockholders entitled to vote thereat.

SECTION 2. Annual Meeting. The annual meeting of the stockholders shall be held within or without the State of Georgia at such time as may be determined by the Board of Directors. Such meetings shall be held for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

SECTION 3. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, Chief Executive Officer, President, Secretary or the Board of Directors of the Corporation, or by any stockholder pursuant to the written request of the holders of not less than one-tenth (1/10th) of the total vote entitled to be cast at the meeting.

SECTION 4. Notice of Meeting. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the Board of Directors, the Chairman of the Board, the President, the Secretary or other person calling the meeting, to each stockholder of record entitled to vote at such meeting.

In the case of an annual meeting, the notice of meeting need not specifically state the business to be transacted thereat, unless it is a matter, other than the election of directors, on which the vote of the stockholders is expressly required by the provisions of the Delaware General Corporation Law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

When a meeting is adjourned for thirty (30) days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

SECTION 5. Voting Lists. At least ten (10) days before each meeting of stockholders, the Secretary shall prepare an alphabetical list of the stockholders entitled to vote at such meeting with the number of shares held by each and the list shall be open to examination of any stockholder at any time during the usual business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder present during the whole time of the meeting.

SECTION 6. Quorum. Subject to the provisions of Article IX hereof, the holders of shares representing a majority of the total outstanding vote of all shares entitled to vote, represented in person or by proxy shall constitute a quorum at meetings of stockholders. If there is no quorum at the opening of a meeting of stockholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

The stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum present.

SECTION 7. Voting of Shares. The holders of shares of the Corporation’s classes of capital stock shall be entitled to the respective voting rights granted in Article IV of the Corporation’s Certificate of Incorporation and their respective Certificates of Designation.

In all matters other than the election of directors, the affirmative vote of a majority of the total votes of all of the shares of the Corporation’s capital stock present in person or represented by proxy and entitled to vote on the subject matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, unless the vote of a greater number or by class is required by law, by the Certificate of Incorporation or these By-laws. Directors shall be elected by a plurality of the votes as provided in Article III Section 3.

Voting on all matters except the election of directors shall be by voice vote or by a show of hands, unless the holders of one-tenth (1/10th) of the total votes represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

If any stockholder so demands, election of directors shall be by written ballot.

SECTION 8. Informal Action by Stockholders. Any action which may be taken at a meeting of the stockholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and filed with the Secretary of the Corporation, to be kept in the Corporate minute book. Every written consent shall bear the date of signature of each stockholder who signs the consent, which date shall be no earlier than 60 days prior to the date such consent is filed with the Secretary.

Article III

DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors or by such Committees as the Board may establish pursuant to these By-laws.

SECTION 2. Number, Term and Qualification. The number of directors of the Corporation shall be determined from time to time by the stockholders or the Board of Directors and shall be not less than one and not more than nine. The term of each director shall be the period from the effective date of such director’s election to the next annual meeting of stockholders and such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Directors needs not be residents of the State of Georgia or stockholders of the Corporation.

SECTION 3. Election of Directors. Except as provided in Section 5 of this Article, the directors shall be elected at the annual meeting of stockholders; and those persons who receive the highest number of votes shall be deemed to have been elected.

SECTION 4. Removal. Directors may be removed from office, with or without cause, by a vote of stockholders holding shares having a majority of the votes then entitled to be voted at an election of directors. If any directors are so removed, new directors may be elected at the same meeting.

SECTION 5. Vacancies. Vacancies and newly-created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 6. Compensation. The Board of Directors may fix the compensation of directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular or special meetings of the Board.

SECTION 7. The Chairman of the Board. The Board of Directors shall annually elect one of its members to be the Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board shall, when present, preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall also perform such other duties as may be directed by the Board of Directors.

SECTION 8. Committees of the Board of Directors. The Board of Directors may, by resolution adopted by a majority of the whole Board, from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. No committee may exercise any of the following powers: amend the Certificate of Incorporation (except fixing preferred stock terms); adopt an agreement of merger with any entity other than a subsidiary; recommend to stockholders a sale of substantially all of the Corporation’s assets; recommend to stockholders the dissolution or revocation of dissolution of the Corporation; amend the By-laws; or, unless the resolution designating such committee expressly provides the authority to do so, authorize or declare a dividend or authorize the issuance of stock.

SECTION 9. Indemnification of Directors and Officers. The Corporation shall indemnify to the fullest extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or serves or served any other corporation at the request of the Corporation. The Corporation may, but shall not be obligated to, maintain insurance at its expense to protect itself and any such person against expense or loss arising from any such action, suit, or proceeding.

The indemnification provided by this Section shall apply to acts and transactions occurring heretofore or hereafter and shall not be deemed exclusive of any other rights to which those seeking indemnification are entitled under any statute, certificate or articles of incorporation, by-laws, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article IV

MEETINGS OF DIRECTORS

SECTION 1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Georgia, for the holding of additional regular meetings.

SECTION 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or any two (2) directors. Such meetings may be held either within or without the State of Georgia.

SECTION 3. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall, at least two (2) days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 4. Quorum. A majority of the directors fixed by these by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

SECTION 5. Manner of Acting. Except as otherwise provided in the By-laws, and in the Certificate of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 6. Participating in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

SECTION 7. Informal Action by Directors or Committees. Action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting, if all of the members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or Committee whether done before or after the actions so taken.

SECTION 8. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting promptly following approval of the minutes of the meeting.

Article V

THE OFFICERS

SECTION 1. Number. The executive officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two (2) or more offices may be held by the same person except the offices of President and Secretary.

SECTION 2. Election and Term. The executive officers of the Corporation shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until his or her death, resignation, retirement, removal, disqualification or his or her successor is appointed or elected and qualifies, as applicable.

SECTION 3. Removal. Any officer or agent elected by the Board of Directors may be removed by the Board with or without cause.

SECTION 4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

SECTION 5. The Chief Executive Officer. The Chief Executive Officer shall perform such duties and have such authority as may be directed by the Board of Directors and shall, in the absence of the Chairman, preside at all meetings of stockholders and the Board of Directors.

SECTION 6. The President. The President shall perform such duties and have such authority as may be directed by the Chairman of the Board, the Chief Executive Officer, and/or the Board of Directors.

SECTION 7. The Vice-Presidents. The Vice-Presidents shall perform such duties and have such authority as the Board of Directors, the Chairman of the Board, the Chief Executive Officer and/or President, as applicable, shall prescribe.

SECTION 8. The Secretary. The Secretary shall, except where otherwise directed by the Board of Directors, Chairman of the Board, Chief Executive Officer and/or President, (a) record the proceedings of the meetings of stockholders and directors in a book to be kept for that purpose, (b) give all notices required by law and by these by-laws, (c) have general charge of the corporate books and records and of the corporate seal, and affix the corporate seal to any lawfully-executed instrument requiring it, (d) shall have general charge of the stock transfer books of the Corporation and keep, at the registered or principal office of the Corporation, a record of stockholders showing the name and address of each stockholder and the number and class of shares held by each, and (e) sign such instruments as may require the Secretary’s signature and, in general, perform all duties incident to the office of Secretary, and such other duties as may be assigned to the Secretary from time to time by the Board of Directors, Chairman of the Board, Chief Executive Officer, and/or President, as applicable, shall prescribe.

SECTION 9. The Treasurer. The Treasurer shall, except where otherwise directed by the Board of Directors, Chairman of the Board, Chief Executive Officer and/or President, (a) have custody of all funds and securities belonging to the Corporation and receive, deposit and disburse the same under the direction of the Board of Directors, Chairman of the Board, Chief Executive Officer and/or President, as applicable, (b) keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, and (c) in general, perform all duties incident to such office and such other duties as may be assigned from time to time by the Board of Directors, Chairman of the Board, Chief Executive Officer and/or President, as applicable.

SECTION 10. Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those officers, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Board of Directors, Chairman of the Board, Chief Executive Officer, and/or President, as applicable.

SECTION 11. Bonds. The Board of Directors may, by resolution, require any and all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Article VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select.

Article VII

SHARES OF STOCK OF THE CORPORATION AND THEIR TRANSFER

SECTION 1. Shares of Stock. The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chief Executive Officer, President or any Vice President, and (b) the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer, certifying the number of shares owned by such stockholder in the Corporation.

SECTION 2. Transfer of Shares. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 3. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for such determination of stockholders, such record date in any case to be not more than sixty (60) days and not less than ten (10) days immediately preceding the date on which the particular action requiring such determination of stockholders is to be taken.

If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

SECTION 4. Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing the issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

Article VIII

GENERAL PROVISIONS

SECTION 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its Certificate of Incorporation.

SECTION 2. Seal. The corporate seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner whatsoever.

SECTION 3. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of the Delaware General Corporation Law or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to giving such notice.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Article IX

AMENDMENTS

Except as hereinafter otherwise provided, these By-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors, provided that

(a) the Board of Directors shall have no power to adopt a bylaw -

(i) Requiring the holders of more than a majority of the shares having voting power to be present or represented by proxy at any meeting in order to constitute a quorum or requiring more than a majority of the votes cast in person or by proxy to be necessary for the transaction of any business, except where higher percentages are required by law or by the Certificate of Incorporation, or

(ii) Providing for the management of the Corporation otherwise than by the Board of Directors,

(b) the affirmative vote of two-thirds of the total number of shares outstanding and entitled to vote shall be required to amend, alter, change or repeal Article II, Section 8; Article IV, Section 5; and this Article IX of these By-laws.

{Adopted December 13, 2007}